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                                                                     EXHIBIT 4.1

                                  CERTIFICATE

      BEARER CERTIFICATE ISSUED BY EURONET WORLDWIDE INC, KANSAS CITY, USA.
                                      and
                      DELTA EURONET GMBH, BERLIN, GERMANY

                           dated November 19/20, 2003

Linklaters Oppwnhoff & Radler

RankestraBe 21
10789 Berlin
Postfach 30 18 50
10746 Berlin

Telefon (4930) 2 14 960
Telefax (4930) 2 14 96100

Zeichen L04507131001

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Certificate

     This certificate (the "Certificate ") has been issued as consideration in connection with the agreement for the sale and transfer of the entire issued capital of transact Elektronische Zahlungssysteme GmbH, Munich, (the "Company") between Mr. Bernd Artinger (the "Seller I") and Mr. Jurgen Platt (the "Seller II"). The Seller I, the Seller II and all their respective legal successors shall hereinafter together be referred as the "Sellers" and Delta Euronet GmbH ("Euronet GmbH") and Euronet Worldwide, Inc. ("Euronet"); Euronet GmbH and Euronet together the "Issuers" notarized on the day hereof (the "SPA") by Dr. Stefan Langner acting as representative of the Notary Dr. Felix Enneking, Berlin, to the Role of deeds No. 318/2003 of Dr. Felix Enneking, Berlin, Germany. Dr. Felix Enneking or his notary representative Dr. Stefan Langner, or any other of his notary representatives shall hereinafter be referred as the "Notary". The Sellers and Issuers recorded on this day to Role of deed No 317/2003 a deed of reference (Bezugsurkunde) ("Deed of Reference"), the original of which is known to the Issuers and is hereby referred to pursuant to Sect. 13a of the Notarization Act (Beurkundungsgesetz). The Issuers renounce to have this deed read out by the Notary and attached to this deed. They irrevocably instruct the Notary to hand out a certified copy of the Deed of Reference to each Bearer who presents the executed copy (Ausfertigung) of this Certificate to the Notary.

     The Issuers are obliged to make to the holder (Inhaber) (the "Bearer") of this Certificate a cash payment and subject to the decision of the Issuers a share payment based on the terms and conditions set out in this Certificate.

1    Form/Bearer

     This Certificate is being issued in Bearer form. The Bearer's claim under this Certificate is represented by this Certificate, constituting a Bearer bond (Schuldverschreibung) in definitive form. The Bearer of this Certificate may not request another form of representation thereof.

     The term "Bearer" refers to (i) the initial owner of this Certificate (Erstglaubiger) (the "Initial Bearer") and (ii) any person that subsequently acquires ownership in this Certificate, if any (the "Subsequent Bearer"). In case of a transfer of ownership in this Certificate, the Issuers, the Expert (as defined in Section 4.1.4(ii)) or the Notary shall be entitled, in the absence of a Bearer Notice (as defined in Section 10) to make any statements or, if applicable, payments to the Initial Bearer of this Certificate or a Subsequent Bearer that made a Bearer's Notice, who will be entitled to receive such statements or payments on behalf of any (further) Subsequent Bearer who has not made a Bearer's Notice.

2    EBITDA

     This Certificate grants the Bearer a payment claim. The amount of such claim depends on the EBITDA (as defined herein) of the Company during the reference periods set out in this Certificate. The EBITDA (as defined herein) may be influenced as a result of certain developments associated with the service agreement being enclosed in the Deed of Reference (the "Special Customers Agreement") and possible future decisions of the other party of the Special Customers Agreement (the "Special Customers").

                                       2

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2.1  EBITDA Q3/2003

     EBITDA Q3/2003 shall be Euro 916,666.66 (nine hundred sixteen thousand six hundred sixty six Euro and sixty six Eurocent). This figure is fixed and is not subject to any adjustements. However, such figure shall not be binding on the Expert as Auditor of the Interim Accounts of the Company according to the SPA.

2.2  EBITDA Q3/2004

     EBITDA Q3/2004 shall be the EBITDA of the Company in Euro for the 3rd quarter, 2004 (July 1, 2004 to September 30, 2004) (the "Q3/2004"),
     calculated on the basis of a profit and loss statement for the Company covering Q3/2004 (the "Q3/2004 Accounts") pursuant to Sections 2.3 and 2.4.

2.3 Principles for the Calculation of EBITDA Q3 / 2004 The Q3/2004 Accounts shall be prepared and EBITDA Q3/2004 shall be calculated in accordance with German GAAP (subject to the adjustments set forth in Section 2.4), and, in particular, in compliance with the rule of accounting and valuation consistency (Bilanzkontinuitat) in order to provide a true and fair view of the profit situation of the Company in Q3/2004. The Company's EBITDA (the "EBITDA") shall be composed of the following items of the profit and loss statement of the Company pursuant to Section 275 German Commercial Code (Handelsgesetzbuch - "HGB"):

     2.3.1 The results from ordinary business operations (Ergebnis der gewohnlichen Geschaftstatigkeit) pursuant to Section 275 Para. 2 No. 14 HGB,

     2.3.2 plus extraordinary income (auBerordentliche Ertrage) pursuant to
          Section 275 Para. 2 No. 15 HGB,

     2.3.3 minus extraordinary expenses (auBerordentliche Aufwendungen) pursuant to Section 275 Para. 2 No. 16 HGB,

     2.3.4 minus interest and similar income (Zinsen und ahnliche Ertrage) pursuant to Section 275 Para. 2 No. 11 HGB,

     2.3.5 plus interest and similar expenses (Zinsen und ahnliche Aufwendungen) pursuant to Section 275 Para. 2 No. 13 HGB, and

     2.3.6 plus depreciation and amortization (Abschreibungen) pursuant to
          Section 275 Para. 2 No. 7 HGB.

2.4  Exceptional Adjustments to EBITDA Q3/2004

     EBITDA Q3/2004 as defined and calculated pursuant to Sections 2.2 and 2.3 shall be adjusted as follows:

     2.4.1 Adjustments for Extraordinary Income / Expenses

          Any (i) extraordinary income pursuant to Section 275 Para. 2 No. 15 HGB and (ii) extraordinary expenses pursuant to Section 275 Para. 2 No. 16 HGB will not be taken into account, unless (A) the amount thereof remains within the usual range for any such item(s) in the past, or (B) they are included as an item in the business plan attached hereto as Appendix 2.4.1 (the "Business Plan").

     2.4.2 Adjustments for Certain Agreements

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          (i)  In the event any agreements are entered into or modified in a fashion that adjusts commission or other compensation rates to an extent greater than 20% of current rates, EBITDA Q3/2004 will be adjusted to disregard the impact of the change in commission or compensation rates exceeding 20%, except for those adjustments related to the Special Customers Agreements pursuant to Sections
               2.4.8 and 2.5.

          (ii) In addition, the recognition of revenues from terminal or hardware sales in the Q3/2004 Accounts other than those mentioned under Section 2.4.2(iii) and 2.4.3 shall be limited to an amount equal to 15% more than that included in the Business Plan.

          (iii) Further, any revenues by the Company generated from the sale of terminals to competitors of Euronet as reflected in Appendix 2.4.2(iii) shall be eliminated in the Q3/2004 Accounts for purposes of calculating EBITDA Q3/2004, (a) unless the revenues are based on relationships of the Company existing at Signing, or
               (b) unless Euronet or Euronet GmbH consented in writing to such terminal sales or by way of shareholders resolution.

          Any adjustment of the EBITDA Q3/2004 pursuant to Sections 2.4.2(ii) and 2.4.2(iii) shall be made in such way that the EBITDA Q3/2004 shall be calculated on the assumption that the respective terminal sales have not taken place, thus not only the revenues shall be eliminated but also any costs and expenses related to such terminal sales.

     2.4.3 Adjustments for Intercompany Transactions

          EBITDA Q3/2004 solely generated from terminal sales to Euronet or companies affiliated to Euronet in the meaning of Section 15 et seq. German Act on Stock Corporations (Aktiengesetz - "AktG") (the "Affiliated Company") shall be divided by the Multiple as defined in
          Section 3.

     2.4.4 Adjustments for certain Business Decisions of Buyer

          Any negative impact on the EBITDA which occurs due to a decision or a measure from Euronet or Euronet GmbH and is imposed on the Company and not provided for in the Business Plan (such as, but not limited to, costs and expenses related to internal controls, regular auditing on a quarterly basis, finance director, IT Systems, financial push down allocations etc.) will be eliminated in the calculation of EBITDA as if such decision or measure would not have occurred. Only for the EBITDA Q3/2004 but not for other EBITDA calculations under this Certificate a lump sum of Euro 15,000.00 (fifteen thousand) will be deducted from EBITDA for such measures.

     2.4.5 Adjustments due to Competition

          Any negative impact on the EBITDA of the Company which is based on a competition by Euronet, or its affiliated companies in the meaning of
          Section 15 AktG, to the Business Operations of the Company in Germany or in countries other than Poland listed in the Business Plan shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

     2.4.6 Adjustments for changes in Accounting Policies

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          Any change in accounting policies applied by PricewaterhouseCoopers
          GmbH Wirtschaftsprufungsgesellschaft, Frankfurt am Main, branch Munich, (the "Auditor" or the "Expert") in connection with preparing the "Audited Interim Accounts" (the balance sheet, including an asset ledger (Anlagespiegel) in the form stipulated by Section 268 Para. 2 HGB, and the profit and loss statement for the Company covering the first ten months of the financial year 2003 of the Company ending on October 31, 2003 as audited by the Auditor) that has a negative impact on the EBITDA shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004. This provision shall not be deemed to cover any change in accounting policies required in order to bring the Company into compliance with German GAAP.

     2.4.7 Adjustments for unusual Reduction of Expenses or unusual Increase of Income

          Any (i) unusual shifting of expenses to other quarters than the third quarter of 2004 or of income to the third quarter 2004 or (ii) unusual reduction of expenses or unusual increase of income and (iii) sacrificing long-term growth of the Company for an increase of the short term results in Q3/2004 shall be adjusted to a usual expense or income or eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

     2.4.8 Adjustments related to the Special Customers Agreement

          If at any time before September 30, 2004 the Special Customers Agreement is extended or replaced with a new agreement for a minimum fixed term of up to December 31, 2006 (the "Extended Special Customers Agreement"), EBITDA Q3/2004 shall be calculated on the assumption that the terms and conditions of the Extended Special Customers Agreement had been in effect for the entire Q3/2004.

     2.4.9 Adjustments related to Certain Costs and Expenses

          Costs and expenses of the Company in connection with the entering into and the implementation of the SPA, including but not limited to costs for the advisory boards or notarial fees, if any, shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

2.5  Reduced EBITDA Q3/2004

     If Section 2.4.8 does not apply, EBITDA Q3/2004 may be reduced as set out in this Section 2.5 as a result of certain developments associated with the Special Customers Agreement and possible future decisions of the Special Customers. The EBITDA Q3/2004 so reduced shall hereinafter be referred to as the "Reduced EBITDA Q3/2004".

     2.5.1 Reduction Scenario (1): In case of a notice by the Special Customers on or before September 30, 2004 to the Company to terminate the Special Customers Agreement, the EBITDA Q3/2004 shall be reduced by the EBITDA which is generated through the Special Customers in Q3/2004 and for the determination of which Sections 2.3 and 2.4 shall apply mutatis mutandis (the "Special Customers EBITDA Q3/2004").

     2.5.2 Reduction Scenario (2): In all other cases than those described in
          Section 2.4.8 and Section 2.5.1 the EBITDA Q3/2004 shall be subject to the following adjustments:

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          (i)  The Special Customers EBITDA Q3/2004 divided by the EBITDA
               Q3/2004 (for the avoidance of doubt, including Special Customers EBITDA Q3/2004) of the Company shall be the "Concentration Factor".

          (ii) If the Concentration Factor is

               (a) greater than 0 but below or equal 0.35, the EBITDA Q3/2004 shall not be reduced,

               (b) greater than 0.35 but below or equal 0.5, the EBITDA Q3/2004 shall be reduced by 25% (twenty five percent)

               (c) greater than 0.50 but below or equal 0.55, the EBITDA Q3/2004 shall be reduced by 35% (thirty five percent),

               (d) greater than 0.55 but below or equal 1, the EBITDA Q3/2004 shall be reduced by 50% (fifty percent).

3    Certificate Claims

     The claims defined in Sections 3.2, 3.3 and 3.4 are collectively referred to as "Certificate Claims".

3.1  For the purpose of this Certificate
     (i)  the Multiple shall be 4 (four) (the "Multiple").

     (ii) Euronet Share shall mean fully tradable common shares of Euronet with a par value of US$ 0.02 per share listed at the NASDAQ National Market (each the "Euronet Share")

     (iii) the Agreed Stock Price shall be US$ 10 (the "Agreed Stock Price"),

     (iv) the Average Stock Price (the "Average Stock Price") shall be

               (a) the average stock price of one Euronet Share listed on the NASDAQ National Market at the end of a Trading Day in the period between September 1, 2004 and December 10, 2004, or,

               (b) in case Euronet Shares cease to be listed at NASDAQ National Market or any other nationally recognized stock exchange in the US (the "Delisting") prior to December 10, 2004, the Average Stock Price shall be the fair market value of one Euronet Share on December 10, 2004 as determined in equitable discretion (billigem Ermessen) of an independent international investment bank with its corporate seat in the United States of America, to be nominated by the Bearer, whereby the independent international investment bank shall take into account the intention of the Issuers by determining the Average Stock Price to reflect the average value of one Euronet Share during the period from September 1, 2004 until December 10, 2004.

     (v) Trading Day means a day on which NASDAQ National Market New York is open for general trading of securities (the "Trading Day").

     To the extent the calculation of the amount of the Certificate Claims requires determining an exchange rate from US $ to Euro, the reference rate published by the European Central Bank (the "Exchange Rate") on December 10, 2004 shall be decisive.

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3.2  Certificate Claim

     The Certificate Claim shall be calculated based on the following formula:

     Certificate Claim = (EBITDA Q3/2004 - EBITDA Q3/2003) * 4 * Multiple
                         * Average Stock Price divided by Agreed
                         Stock Price * 25%

3.3  Reduced Certificate Claim

     The Reduced Certificate Claim shall be calculated based on the following formula:

     Reduced Certificate Claim = (Reduced EBITDA Q3/2004 - EBITDA Q3/2003) * 4 *
                                 Multiple * Average Stock Price divided by
                                 Agreed Stock Price * 25%

3.4  Remaining Certificate Claim

     The Remaining Certificate Claim shall be calculated based on the following formula:

     Remaining Certificate Claim = Certificate Claim - Reduced Certificate Claim

3.5  Embodied Claims

     The Certificate embodies a potential claim of the Bearer vis-a-vis the Issuers.

     In case there is no Reduced EBITDA Q3/2004, the Issuers are obliged to make a cash payment, or at the option of the Issuers in accordance of Section 5.4, a payment in Election Shares to the Bearer in the amount of the Certificate Claim, subject to the terms and conditions set out herein.

     In case there is a Reduced EBITDA Q3/2004, the Issuers are obliged to make a cash payment, or at the option of the Issuers in accordance of Section 5.4, a payment in Election Shares in the amount of the Reduced Certificate Claim, and in addition in the amount of the Remaining Certificate Claim subject to the terms and conditions set out herein.

     For the avoidance of doubt, this Certificate does not embody an obligation of the Bearer to make any payment to the Issuers in case the Certificate Claims are below 0 (zero).

4    Procedure for Determining Certificate Claims

     The procedure of determining the Certificate Claims has two steps. In a first step, the Certificate Claims will be preliminarily determined as set out in Section 4.1 and will be referred to as the "Preliminary Certificate Claim", the "Preliminary Reduced Certificate Claim", the "Preliminary Remaining Certificate Claim", collectively referred to as "Preliminary Certificate Claims ".

     In a second step, the Certificate Claims will be finally determined as set out in Section 4.2 and will be referred to as the "Final Certificate Claim", the "Final Reduced Certificate Claim ", the "Final Remaining Certificate Claim", collectively referred to as "Final Certificate Claims".

4.1  Determination of Preliminary Certificate Claims

     4.1.1 The EBITDA Q3/2004 and, if applicable, the Reduced EBITDA Q3/2004 will each be calculated by the Sellers based on the Q3/2004 Accounts to be prepared by the Sellers. Sellers will provide the Issuers and any Subsequent Bearer with the Q3/2004 Accounts. Sellers shall further notify Issuers and any Subsequent Bearer in writing and with copies to the Expert, the Notary, and the Trustee (as defined in

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          Section 14.2) of the result of their calculation, stating the amount of EBITDA Q3/2004 and, if applicable, the Reduced EBITDA Q3/2004, an estimate of the Average Stock Price and the Exchange Rate which will become automatically be replaced by the Average Stock Price and the Exchange Rate to be determined on December 13, 2004, the Preliminary Certificate Claim, and, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim on or before October 25, 2004 (the "Sellers' Certificate Claims Notification"). The Issuers will have the opportunity to review the Q3/2004 Accounts.

     4.1.2 The Issuers are obliged vis-a-vis the Bearer to procure that the Sellers, their successors or representatives, will get full and timely access by the Company or any legal successor of the Company to the information required to establish the Preliminary Certificate Claims.

     4.1.3 Preliminary Acceptance / Agreement

          (i) The Preliminary Certificate Claims are deemed to be determined at the amount(s) as reflected in the Sellers' Certificate Claims Notification,

               (a) at such time as the Bearer receives a notice from the Issuers in writing with copies to the Sellers, the Expert, the Notary and the Trustee, confirming that the Issuers agree with the Preliminary Certificate Claim, and, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim stated in the Sellers' Certificate Claims Notification; such an agreement may not be reached prior to or be effective before December 13, 2004 in order to determine the actual Average Stock Price and Exchange Rate or

               (b) on December 13, 2004, in case the Issuers fail to furnish the Bearer with an Objection Notice on or prior to the day the Objection Period expires. The Bearer shall notify the Issuers, the Sellers, the Expert, the Notary and the Trustee, immediately after December 13, 2004 in writing in case the Bearer has not received an Objection Notice in accordance with Section 4.1.4(i).

          (ii) The Preliminary Certificate Claims are deemed to be determined at such time as the Bearer and the Issuers reach an agreement on the Preliminary Certificate Claim, and, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim (the "Preliminary Certificate Claims Agreement") before the Preliminary Certificate Claims are determined in accordance with Section 4.1.4. The Preliminary Certificate Claims Agreement shall not be reached prior to or be effective before December 13, 2004 in order to determine the actual Average Stock Price and Exchange Rate. It must be in writing and must be signed by the Bearer and the Issuers. The Issuers and the Bearer must furnish the Notary and the Expert with a certified copy of the Preliminary Certificate Claims Agreement without undue delay, with copies to the Sellers and the Trustee.

     4.1.4 Preliminary Expert Determination

          (i) In case Section 4.1.3(i)(a) or Section 4.1.3(ii) do not apply and the Issuers disagree with the Sellers' Certificate Claims Notification, it shall notify the Bearer with copies to the Sellers, the Expert, the Notary and the Trustee in

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               writing thereof (the "Objection Notice") within 15 (fifteen) days on which banks are open for business in Frankfurt am Main (each a "Banking Day") after receipt of the Sellers' Certificate Claims Notification by the Issuers (the "Objection Period"). In case the Issuers fail to furnish the Bearer with an Objection Notice prior to the day the Objection Period expires Section 4.1.3(i)(b) is applicable. The Objection Notice must include the amount of EBITDA Q3/2004, and, if applicable, the Reduced EBITDA Q3/2004, an estimate of the Average Stock Price and the Exchange Rate which will become automatically be replaced by the Average Stock Price and the Exchange Rate to be determined on December 13, 2004, the Preliminary Certificate Claim, and, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim, which the Issuers deem correct.

          (ii) If the Bearer receives the Objection Notice in accordance with
               Section 4.1.4(i), PricewaterhouseCoopers GmbH Wirtschaftsprufungsgesellschaft, Frankfurt am Main, branch Munich acting as an expert (the "Expert") (Schiedsgutachter), will preliminarily determine the Preliminary Certificate Claim, and, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim. The scope of review of the Company's books, the Q3/2004 Accounts, etc. for such preliminary determination by the Expert as well as all other conditions of his involvement will be governed by the expert agreement (Schiedsgutachtervertrag) attached hereto as certified copy as Appendix 4.1.4(ii) (the "Expert Agreement") entered into between the Sellers, the Issuers and the Expert on November 14, and November 19, 2003. The Bearer shall send copies of the Objection Notice to the Sellers, the Expert, the Notary and the Trustee.

          (iii) No later than December 15, 2004, the Expert will furnish the Issuers, the Bearer, the Notary, with copies to the Sellers and the Trustee (as defined in Section 14.2), with a preliminary written expert decision (the "Preliminary Expert Decision ") including

               (a)  the preliminary EBITDA Q3/2004,

               (b)  if applicable, the preliminary Reduced EBITDA Q3/2004,

               (c)  the Average Stock Price,

               (d)  the Exchange Rate,

               (e)  the Preliminary Certificate Claim,

               (f) if applicable, the Preliminary Reduced Certificate Claim, and

               (g)  if applicable, the Preliminary Remaining Certificate Claim.

          (iv) The Preliminary Expert Decision does not have to include a reasoning for the decision of the Expert.

          (v) The Preliminary Certificate Claims are deemed to be determined at such time as the Bearer and the Issuers have received the Preliminary Expert Decision. The Expert will inform in writing each of the addressees of the Preliminary Expert Decision when each of the other addressees has received the Preliminary Expert Decision.

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4.2  Determination of Final Certificate Claims

     4.2.1 Agreement

          The Final Certificate Claims are deemed to be determined at such time as the Bearer and the Issuers reach a final agreement on the Final Certificate Claim and, if applicable, the Final Remaining Certificate Claim and the Final Reduced Certificate Claim and, if applicable, the Shortfall (as defined in 4.2.2(viii)) and the Excess (as defined in 4.2.2(ix)) at any point in time before these are determined in accordance with Section 4.2.2, however not prior to December 13, 2004. Such an agreement (the "Final Certificate Claims Agreement") shall be binding and final. In order to be binding and final such agreement must be in writing and must be signed by the Bearer and the Issuers. The Issuers and the Bearer must furnish the Notary and the Expert with a certified copy of the Final Certificate Claims Agreement without undue delay, with copies to the Sellers and the Trustee.

     4.2.2 Expert Determination

          (i) Immediately after the Preliminary Certificate Claims have been determined in accordance with Section 4.1, the Expert, acting on the terms of the Expert's Agreement, shall audit the Q3/2004 Accounts.

          (ii) On the basis of the Q3/2004 Accounts, the Expert shall prepare an expert opinion, including a report on his audit, (the "Final Expert Opinion"), which must include

               (a)  the EBITDA Q3/2004,

               (b)  if applicable, the Reduced EBITDA Q3/2004,

               (c)  the Average Stock Price,

               (d)  the Exchange Rate,

               (e)  the Final Certificate Claim,

               (f)  if applicable, the Final Reduced Certificate Claim,

               (g)  if applicable, the Final Remaining Certificate Claim,

               (h)  the Shortfall (as defined in 4.2.2(viii)),

               (i)  the Excess (as defined in 4.2.2(ix)).

          (iii) In preparing the Final Expert Opinion, the Expert shall give the Bearer and the Sellers as well as the Issuers the opportunity to illustrate in writing or to present verbally the basis of the determination of EBITDA Q3/2004 or if applicable the Reduced EBITDA Q3/2004 in the Sellers' Certificate Claims Notification and the Objection Notice, respectively. The Expert shall take into consideration their arguments and exceptions within the professional discretion of a German auditor applying German GAAP and shall explain his motives for taking into account or rejecting such arguments and exceptions in the Final Expert Opinion.

               To the extent that in the course of determining EBITDA Q3/2004 or, if applicable, the Reduced EBITDA Q3/2004 it is not possible for the Expert to allocate with an appropriate reasoning a position without doubt, the Expert shall herewith be authorized to make the allocation pursuant to Section 317

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               Para.1 of the German Civil Code (Burgerliches Gesetzbuch -
               "BGB"). In the Final Expert Opinion, he shall list the positions for which an allocation without doubt was not possible and shall explain his motives for the allocation pursuant to Section 317 Para. 1 BGB.

               The Expert shall decide legal questions in connection with the Final Expert Opinion.

          (iv) The Expert shall furnish the Issuers, the Bearer and the Notary with copies to the Sellers and the Trustee (as defined in Section 14.2) with his Final Expert Opinion by no later than January 31, 2005. The Expert will inform each of the addressees of the Final Expert Opinion in writing when each of the other addressees has received the Final Expert Opinion.

          (v)  Final Expert Decision

               If and to the extent the Expert learns of any value elucidative facts (wertaufhellende Tatsachen) pursuant to Section 252 Para. 1 No. 4 HGB (the "Adjustment Facts") on or before March 31, 2005, he is entitled, at its sole discretion, to adjust its Final Expert Opinion. Such adjustment requires a written expert decision including a report on his audit (the "Final Expert Decision"), which determines

               (a)  the EBITDA Q3/2004,

               (b)  if applicable, the Reduced EBITDA Q3/2004,

               (c)  the Average Stock Price,

               (d)  the Exchange Rate,

               (e)  the Final Certificate Claim,

               (f)  if applicable, the Final Reduced Certificate Claim,

               (g)  if applicable, the Final Remaining Certificate Claim,

               (h)  the Shortfall (as defined in 4.2.2(viii)),

               (i)  the Excess (as defined in 4.2.2(ix)),

               (j)  the Adjustment Facts.

          (vi) Section 4.2.2(iii) shall apply mutatis mutandis to any influence the Adjustment Facts have on the determination of EBITDA Q3/2004 or, if applicable, the Reduced EBITDA Q3/2004.

          (vii) The Expert is obliged to furnish the Issuers, the Bearer and the Notary, with copies to the Sellers and the Trustee, with such Final Expert Decision no later than on or before April 30, 2005. The Expert will inform each of the addressees of the Final Expert Decision in writing when each of the other addressees has received the Final Expert Decision.

          (viii) The Shortfall is the amount, if any, by which the Preliminary Certificate Claims fall short of the Final Certificate Claims, and which amount is owed by the Issuers to the Bearer ("Shortfall").

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

          (ix) The Excess is the amount, if any, by which the Preliminary Certificate Claims exceed the Final Certificate Claims and which amount shall be released from the Notary Account Certificate I by the Notary to the Issuers and, to the extent such amount exceeds the funds in Notary Account Certificate I (as defined in Section 6.4), is owed by the Bearer to the Issuers ("Excess").

          (x) Subject to Section 4.2.2(xi), the Final Certificate Claims are deemed to be determined by the Final Expert Decision. The Final Certificate Claims are deemed to be determined at such time the Issuers and the Bearer have received the Final Expert Decision.

          (xi) In case the Expert does not furnish a Final Expert Decision on or before April 30, 2005, to the Issuers and the Bearer, the Final Expert Opinion shall determine the Final Certificate Claims, and in such case the Final Certificate Claims are deemed to be determined on May 1, 2005.

5    Payments under this Certificate

5.1  Certificate Due Date

     All potential claims under this Certificate fall due (fallig) on January 14, 2005 (the "Certificate Due Date"). For the avoidance of doubt, the Certificate Due Date merely determines the date as from which claims under this Certificate will bear interest in accordance with Section 5.2, it does not determine the date on which such claims are necessarily payable.

5.2  Interest

     Any amounts which have to be paid pursuant to this Certificate by the Issuers to the Bearer or to the Notary shall bear annual interest in the amount of 5 (five) percentage points above the German base rate according to Section 247 BGB, as amended from time to time as of the Certificate Due Date (the "Issuers Interest"). Any amounts, which have to be paid by the Bearer to the Issuers pursuant to this Certificate, shall bear annual interest in the amount of 5 (five) percentage points above the German base rate according to Section 247 BGB as amended from time to time, as of the Certificate Due Date (the "Bearer Interest"). Any cash amounts the Notary receives shall bear such annual interest that the Notary collects on the cash amounts received, until such time the amounts are released (the "Escrow Interest").

     Any Issuers Interest and any Bearer Interest shall become payable at the point in time the respective principal claim (Hauptforderung) is payable according to this Certificate. For the avoidance of doubt, prior to the Certificate Due Date, no Issuers Interest or Bearer Interest shall accrue.

5.3  Payment of Preliminary Certificate Claims

     5.3.1 The Preliminary Certificate Claims will be payable (zahlbar) at the later of

          (i)  January 14, 2005, or alternatively

          (ii) 10 (ten) Banking Days after the Preliminary Certificate Claims are determined in accordance with Section 4.1.

     5.3.2 Amount of Payments to Bearer and into Notary Account Certificate I and Notary Account Certificate II.

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

          Subject to Section 5.4 below, Issuers shall pay in cash

          (i)  to the Bearer,

               (a) 70 % of the Preliminary Certificate Claim, and Issuers Interest thereon,

               or, as the case may be,

               (b) 70 % of the Preliminary Reduced Certificate Claim and Issuers Interest thereon,

          (ii) to the Notary into the Notary Account Certificate I (as defined in Section 6.4)

               (a) 30 % of the Preliminary Certificate Claim, and Issuers Interest thereon,

               or, as the case may be,

               (b) 30 % of the Preliminary Reduced Certificate Claim and Issuers Interest thereon,

          (iii) to the Notary into the Notary Account Certificate II

               100% of the Preliminary Remaining Certificate Claim, if any, and Issuers Interest thereon.

5.4 Payment of Preliminary Certificate Claims by way of Transferring Election Shares

     5.4.1 Election Right

          (i) The Issuers may elect (the "Election Right") to settle the amounts referred to in Section 5.3 by way of transferring Euronet Shares to the Bearer (the "Election Shares") instead of making a cash payment.

          (ii) With respect to the amounts to be paid to the Bearer pursuant to
               Section 5.3.2(i) the Election Right may be exercised in full (delivery of Election Shares) or in part (delivery of Election Shares and cash payment). With respect to the amounts payable into the Notary Account Certificate I and the Notary Account Certificate II the Issuers may only exercise their Election Right in such way that they transfer either Election Shares or make a cash payment.

          (iii) The Election Right of the Issuers automatically ceases to exist at that point in time a Delisting occurrs.

     5.4.2 Election Notice

          If the Issuers elect to settle the Preliminary Certificate Claims by way of transferring Election Shares when the respective Preliminary Certificate Claims are payable, the Issuers shall deliver to the Bearer and the Notary a notice in writing (also via fax) (the "Election Notice"), on or before 5 (five) Banking Days prior to the Certificate Due Date stating (i) when the transfer of the Election Shares is to be effected (the "Transfer Date"), and (ii) the number of Election Shares to be transferred to the Bearer and into the Notary Account Certificate I and the Notary Account Certificate II, including the basis for the calculation of such number in accordance with

          Section 5.4.3 of this Certificate as well as, if applicable, the amount of cash payable.

          Failure to deliver an Election Notice in accordance with this clause will be deemed to be an election of the Issuers not to exercise their Election Right.

     5.4.3 Number of Election Shares

          The number of Election Shares to be delivered to the Bearer and into the Notary Account Certificate I and the Notary Account Certificate II on the Certificate Due Date shall be calculated as follows:

          Number of Election Shares = (Preliminary Certificate Claim, or, if
                                      applicable, Preliminary Reduced
                                      Certificate Claim and Preliminary
                                      Remaining Certificate Claim) divided by
                                      the Average Stock Price

          For the avoidance of doubt, the above formula is based on the assumption that the Preliminary Certificate Claim or, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim will be settled in full by way of share transfer. In case only a part of it shall be settled by way of Election Share transfer the above formula will be applied by exchanging the Preliminary Certificate Claim or, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim by that portion of the Preliminary Certificate Claim or, if applicable, the Preliminary Reduced Certificate Claim and the Preliminary Remaining Certificate Claim, which is to be settled with Election Shares.

          Insofar as the calculation of the number of Election Shares to be delivered requires the determination of an exchange rate from Euro to US$, the Exchange Rate on 5 (five) Banking Days prior to the Certificate Due Date will be decisive.

          Upon the exercise of the Election Right by the Issuers, only full Election Shares will be delivered. Fractions of Euronet Shares will not be delivered. Any shortfall must be paid in cash to the Bearer.

     5.4.4 Transfer of Election Shares

          The Bearer is not prohibited from transferring, disposing, assigning or encumbering any of the Election Shares at any point in time.

5.5  Payment of the Shortfall

     5.5.1 The Shortfall, if any, is payable (zahlbar) at the earlier of

          (i)  May 15, 2005, or alternatively

          (ii) 10 (ten) Banking Days after such time the Final Certificate Claims are determined in accordance with Section 4.2 (the "Shortfall Payment Day").

     5.5.2 The Issuers shall pay to the Bearer 100% of the Shortfall, if any, and Issuers Interest thereon pursuant to Sections 6.1 and 6.2. The Shortfall can only be paid in cash.

5.6  Payment of Certificate Excess not held in Notary Account Certificate I

     5.6.1 If the Excess exceeds the amount to be released to the Issuers pursuant to Section 7.1 then the Bearer who received the payments under Section 5.3.2 shall pay to the Issuers the amount of such excess (the "Payable Excess") 10 (ten) Banking

          Days after the Final Certificate Claims are determined in accordance with Section 4.2 (the "Excess Payment Day").

     5.6.2 The Bearer shall be entitled to settle such Excess in whole or in part by way of returning Election Shares to the Issuers. In such case the Bearer shall deliver to the Issuers a notice in writing (also via fax) (the "Excess Notice"), 5 (five) Banking Days prior to the Excess Payment Day stating (i) when the transfer of the Election Shares is going to be made, and (ii) the number of Election Shares to be transferred to the Issuers, including the basis for the calculation of such number in accordance with Section 5.4 of this Certificate as well as, if applicable, the amount of cash payable.

     5.6.3 The number of Election Shares to be delivered to the Issuers shall be determined based on the following formula:

          Number of Election Shares = Payable Excess divided by Average Stock Price

          Section 5.4.3 shall apply mutatis mutandis.

     5.6.4 Failure to deliver an Excess Notice in accordance with this clause will be deemed to be an election of the Bearer not to exercise his right pursuant to Section 5.6.2.

6    Method of Payment

6.1  Advance Payment Notice

     Any payments or share transfer by the Issuers under this Certificate will be made on a Banking Day and at the time within ordinary business hours notified by the Issuers vis-a-vis the Bearer and the Notary with 5 (five) Banking Days advance written notice.

6.2  Presentation of Certificate/Payment Confirmations

     6.2.1 Any payments or Election Share transfers under this Certificate to the Bearer into the Bearer's account and/or to the Notary into the Notary Account Certificate I or the Notary Account Certificate II or shall be made as follows:

          (i) the Bearer shall present to and deposit with the Notary, on or before 5 (five) Banking Days prior to the Certificate Due Date

               .    the original of this Certificate and,

               . a letter stating the bank account and the securities account of the Bearer (including bank, account number, sort code and any other information required to perform payment or transfer of Election Shares)

               . and a confirmation by the Bearer's bank addressed to the Notary that the Bearer's bank has irrevocably been instructed by the Bearer to make the statement provided for in Section 6.2.2(ii) immediately after it receives funds or shares for credit to the Bearer's account.

               Further, the Bearer shall instruct the Notary, irrevocably for the time the Certificate is in the hands of the Notary, that the Notary shall be irrevocably authorized for such time to confirm in writing receipt of the payment or the transfer of the Election Shares under this Certificate on behalf of the Bearer, and

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

          (ii) the Notary shall confirm by facsimile vis-a-vis the Issuers that the Certificate is kept in his escrow pursuant to Section 6.2.1(i) and that he is irrevocably authorized during the period he is in possession of the Certificate by the Bearer who holds this Certificate on the Certificate Due Date or the Shortfall Payment Day, whichever is applicable, to confirm in writing receipt of payment or, if applicable, Election Share transfers under this Certificate on behalf of the Bearer. Further he shall send a copy of the letter of the Bearer stating the information regarding the bank account or the securities account of the Bearer to the Issuers.

     6.2.2 Upon receipt of

          (i) a written bank statement of the Issuers' bank stating that the amount payable to the Bearer has been paid in cash to the bank account of the Bearer and/or the respective number of Election Shares have been transferred to the securities account of the Bearer and that the Issuers' bank acted on an irrevocable instruction of the Issuers and

          (ii) a written bank statement of the Bearer's bank confirming irrevocable credit entry of the amount paid in the bank account of the Bearer and/or of the receipt of the number of Election Shares transferred into the securities account of the Bearer and

          (iii) funds paid under the Certificate to the Notary Account Certificate I, the Notary Account Certificate II or of Election Shares transferred into the Notary Account Certificate I or the Notary Account Certificate II,

          the Notary

               (a) shall immediately confirm the respective payment or share transfer amount on the original Certificate as shown below,

               ------   --------------------------------   --------   ---------
                            Amount/Number of Election      Date re-
                        Shares received from the Issuers    ceived    Signature
               ------   ---------------------- ---------   --------   ---------
                                         No. of Election
                        Amount in Euro        Shares
               ------   --------------   ---------------   --------   ---------
               Bearer
               ------   --------------   ---------------   --------   ---------
               Bearer
               ------   --------------   ---------------   --------   ---------
               Bearer
               ------   --------------   ---------------   --------   ---------
               Bearer
               ------   --------------   ---------------   --------   ---------
               Notary
               ------   --------------   ---------------   --------   ---------
               Notary
               ------   --------------   ---------------   --------   ---------
               Notary
               ------   --------------   ---------------   --------   ---------
               Notary
               ------   --------------   ---------------   --------   ---------

                 and

               (b) surrender certified copies of the original Certificate including the written confirmations of the Notary set forth in Section 6.2.1(ii) above to the Issuers and to the Sellers, and

               (c)  return the original Certificate to the Bearer.

     6.2.3 If no payment or transfer of Election Shares is confirmed according to Section 6.2.2 within 10 Banking Days after the day on which the respective payment or transfer is payable under the Certificate, the Bearer is entitled to reclaim the Certificate from the Notary.

     6.2.4 Immediately after full settlement of the Preliminary Certificate Claims the Notary shall inform the Trustee, with copy to the Issuers and the Sellers, about the full settlement of the Preliminary Certificate Claims.

6.3  Bearer's Account / Delivery of Election Shares

     6.3.1 All cash payments by the Issuers under this Certificate to the Bearer will be made in Euro, free of costs and charges in immediately available funds by irrevocable wire transfer into the bank account set out in Appendix 6.3 unless the Issuers receive a written notification by the Bearer via the Notary pursuant to Section 6.2.1(i) not later than five Banking Days prior to the Certificate Due Date or, where applicable, the Shortfall Payment Day, nominating a different account, into which payments must be deposited, provided it includes the details required for the Bearer Notice (as defined in Section 10), if it is made by a Subsequent Bearer other than the Bearer that made the Bearer Notice.

     6.3.2 All share transfers by the Issuers under this Certificate to the Bearer will be made free of costs and charges by irrevocable wire transfer into the securities account set out in a written notification to be received by the Issuers from the Bearer pursuant to Section 6.2.1(i) no later than five Banking Days prior to the Certificate Due Date.

6.4  Notary's Accounts / Delivery of Election Shares

     To the extent applicable, all cash payments and all transfers of Election Shares to the Notary pursuant to Section 5.3.2 shall be made free of costs and charges irrevocably by wire transfer to the following bank accounts (the "Notary Accounts"):

     Notary account certificate I or securities account I (the "Notary Account Certificate I")

     Bank: Deutsche Bank Privat- und Geschaftskunden AG, Berlin

     Account name: Notar Dr. Felix Enneking

     Account no. 941115804

     SWIFT: DEUTDEBBXXX / DEUTDEDBBER

     Reference: Trumpet eins.

     Notary account certificate II or securities account II (the "Notary Account Certificate II"):

     Bank: Deutsche Bank Privat- und Geschaftskunden AG, Berlin

     Account name: Notar Dr. Felix Enneking

     Account no. 941115805

     SWIFT: DEUTDEBBXXX / DEUTDEDBBER

     Reference: Trumpet zwei.

6.5  Cash or Share Transfers to the Issuers' Account

     All cash or share transfers by the Bearer under Section 5.5 to the Issuers will be made free of costs and charges by irrevocable wire transfer into the account or depot set out in a written notification to be received by the Bearer from the Issuers no later than five Banking Days prior to the Excess Payment Day. To the extent the Payable Excess has been credited to the Issuers Bank Account such payment or delivery of Euronet Shares shall be deemed payment of and performance of the obligation to pay the Payable Excess.

7    Release from the Notary Accounts

7.1  Release from the Notary Account Certificate I

     7.1.1 The Notary shall release from the Notary Account Certificate I within 10 (ten) Banking Days after the Final Certificate Claims are determined in accordance with Section 4.2

          (i) to the Issuers the Excess, if any, and Bearer Interest thereon, if any,

          (ii) to the Bearer, after deduction of the Excess, if any, and Bearer Interest, if any, thereon, all funds plus Escrow Interest thereon, if any, exceeding the "Minimum Escrow Funds" which shall be up to 10% (ten) percent of the Final Certificate Claim or, if applicable, the Final Reduced Certificate Claim. Any Election Shares transferred to the Notary Account Certificate I by the Issuers in exertion of their Election Right shall be valued for purposes of this release at the Average Stock Price, irrespective of its actual market value.

     7.1.2 Any remaining Minimum Escrow Funds, and Escrow Interest thereon, if any, shall be settled to the Bearer or the Issuers in accordance with written instructions by the Sellers and the Issuers to the Notary to release such funds.

     7.1.3 Prior to any release of Excess pursuant to Section 7.1.1(i) to the Issuers the Issuers have to confirm in writing vis-a-vis the Bearer to the hands of the Notary that the receipt on the Certificate which confirms payment of the Preliminary Certificate Claim shall be adjusted in such a fashion that it reflects the reduced payment after the release of the Excess. By virtue of such authorization the Notary shall be entitled to correct the confirmation of payment if the Bearer presents the Certificate to the Notary.

     7.1.4 All amounts which become payable to the Bearer shall only be paid against presentation of the Certificate to the Notary. The Notary shall confirm the payment on the Certificate.

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

7.2  Release from the Notary Account Certificate II

     7.2.1 The Notary shall release to (i) the Bearer from Notary Account Certificate II at such time the Base EBITDA and the Compound EBITDA are finally determined in accordance with Sections 8.2 or 8.3. the amount calculated in accordance with Section 7.2.2 (the "Release Certificate Amount") and Escrow Interest thereon, and (ii) the remaining amount from Notary Account Certificate II, if any, to the Issuers.

     7.2.2 The Release Certificate Amount shall be calculated as follows:

          Release Certificate Amount = (Remaining Certificate Claim) multiplied by ([square root ([(Compound EBITDA minus Base EBITDA) divided by Base EBITDA] plus 1) minus 1] divided by 0.33)

          (i) Base EBITDA shall be the EBITDA of the Company in Euro for the period October 1, 2003 to September 30, 2004 calculated in accordance with Section 8 (the "Base EBITDA").

          (ii) Compound EBITDA shall be the EBITDA of the Company in Euro for the period October 1, 2005 to September 30, 2006 calculated in accordance with Section 8 (the "Compound EBITDA").

          For the avoidance of doubt, the Release Certificate Amount defines the portion of the Remaining Certificate Claim to be released to the Bearer based on the ratio of (i) compound average growth rate ("CAGR") for a period of two years between Base EBITDA und Compound EBITDA and
          (ii) a CAGR of 33%.

     7.2.3 Irrespective of the amount of the Release Certificate Amount the Notary is not obliged to release to the Bearer more than the Remaining Certificate Claim increased by Escrow Interest thereon, if any.

7.3  Positive Escrow Balance

     The Notary must release in full or in part any amount from Notary Account Certificate I or Notary Account Certificate II, as long as such release does not cause a negative balance on Notary Account Certificate I or Notary Account Certificate II.

8    Procedure for Determining Base EBITDA and Compound EBITDA

8.1  Sellers Base EBITDA and Compound EBITDA Notification

     The Seller(s) will initially calculate

     8.1.1 Base EBITDA based on the profit and loss statement for the Company covering the period October 1, 2003 to September 30, 2004 to be prepared by the Sellers (the "04 Accounts") and according to Sections 2.3, 2.4.1, 2.4.4, 2.4.5, 2.4.6, and 2.4.9 which shall apply mutatis mutandis.

     8.1.2 Compound EBITDA based on the profit and loss statement for the Company covering the period October 1, 2005 to September 30, 2006 (the "06 Accounts") and in accordance with Sections 2.3, 2.4.1, 2.4.4, 2.4.5, 2.4.6 and 2.4.9 which shall apply mutatis mutandis.

     The Sellers will provide the Issuers and any Subsequent Bearer with the 04 Accounts and the 06 Accounts and notify them in writing of the result of their calculation, stating the amount of Base EBITDA on or before October 25, 2004 (the "Sellers' Base Notification") and the Compound EBITDA on or before October 25, 2006 (the "Sellers' Compound EBITDA Notification"). The Issuers will have the opportunity to review the Accounts 04 and the Accounts 06.

8.2  Agreement between Bearer and the Issuers

     At such time the Bearer and the Issuers reach a final and binding agreement on the amount of Base EBITDA (the "Base EBITDA Agreement") and on the amount of Compound EBITDA (the "Compound EBITDA Agreement") the Base EBITDA and/or the Compound EBITDA shall be deemed finally determined. In order to be binding and final such agreement must be in writing and must be signed by the Sellers, the Bearer and the Issuers. The Issuers and the Bearer have to notify the Notary and the Expert thereof without undue delay and furnish the Notary with a certified copy of the Base EBITDA Agreement and/or the Compound EBITDA Agreement respectively, with copies to the Trustee (as defined in Section 14.2).

8.3  Expert Decisions

     In case the Issuers and Bearer reach no Base EBITDA or Compound EBITDA Agreement

     8.3.1 on or before November 14, 2004 regarding the Base EBITDA, or

     8.3.2 on or before November 14, 2006 regarding the Compound EBITDA,

     the Expert will carry out an audit to determine Base EBITDA and Compound EBITDA. The Expert Agreement will govern the terms and conditions of his involvement. The Expert must complete his review at the latest on or before January 31, 2005 regarding Base EBITDA and on or before January 31, 2007 regarding the Compound EBITDA. The Expert will furnish the Issuers, the Bearer and the Notary, with copies to the Sellers and the Trustee (as defined in Section 14.2), with a final written expert decision regarding the final determination of Base EBITDA in no case later than April 30, 2005 (the "Base Expert Decision") and regarding the Compound EBITDA in no case later than April 30, 2007 (the "Compound Expert Decision"). If and to the extent the Expert learns of any value elucidative facts pursuant to Section 252 Para. 1 No. 4 HGB on or before March 31, 2005 relevant for the Base Expert Decision or before March 31, 2007 relevant for the Compound Expert Decision, he is entitled, at its sole discretion, to adjust its Base Expert Decision or Compound Expert Decision, respectively. Section 4.2.2(iii) shall apply mutatis mutandis to the Base Expert Decision and the Compound Expert Decision and any adjustment thereof on the basis of elucidative facts pursuant to Section 252 Para. 1 No. 4 HGB.

     The Expert will inform each of the addressees of the Base Expert Decision in writing when each of the other addressees has received the Base Expert Decision. The Expert will inform each of the addressees of the Compound Expert Decision in writing when each of the other addressees has received the Compound Expert Decision. The Base EBITDA is deemed to be finally determined at such time the Bearer and the Issuers receive the Base Expert Decision. The Compound EBITDA is deemed to be finally determined at such time the Bearer and the Issuers receive the Compound Expert Decision.

9    Default in Payment

     In case the Issuers do not make full payment when such payments are payable (zahlbar) under this Certificate (the "Outstanding Claim"), such Outstanding Claim will bear annual interest in the amount of 6.5 (six point five) percentage points above the German base rate according to Section 247 BGB as amended from time to time. Claims for damages are hereby not precluded.

10   Transfer of Certificate; Bearer Notice

     The Issuers must not assign or transfer any rights, claims or obligations under this Certificate to any third party. The Certificate may however at any time be offered, sold, pledged or otherwise transferred by the Bearer thereof, without the consent of the Issuers. The obligation of the Issuers to make payments to the Bearer, including a Subsequent Bearer, under this Certificate requires that on or before 5 (five) Banking Days prior to which the respective payment has to be made the Issuers receive a written notification by the Bearer of his identity (name/company), contact address and facsimile number as well as of his status as Bearer, to be demonstrated by enclosure of a certified (beglaubigt) copy of this Certificate prepared not earlier than on the (3) third Banking Day prior to the day the notice is forwarded, in accordance with Section 14.3.1 (the "Bearer Notice").

11   Status of Certificate

     This Certificate embodies a direct, unconditional and unsubordinated obligation of the Issuers.

12   Ownership

     The Issuers will become the sole owner of this Certificate (i) if there are no Certificate Claims or (ii) once all Certificate Claims, if any, under this Certificate and any interest payable thereon are fully settled by the Issuers.

13   Costs

     The Issuers shall bear all the costs incurred by determining the Average Stock Price in case of a Delisting as set out in Section 3.1(b) as well as all costs related to the Notary Accounts.

14   Communication

14.1 Information / Copies

     For the avoidance of doubt, copies of any documentation in connection with this Certificate, including but not limited to notifications, decisions, opinions that are relevant for determining the Certificate Claims as well as any confirmations that are relevant for the payment and release process, have to be sent by the respective addressor to the Issuers, the Bearer, the Sellers, the Notary and the Trustee.

14.2 Trustee

     The Trustee is heptus 22. GmbH, Munich, (in the future named: Trumpet
     GmbH), Pettenkofer Str. 4, 80336 Munchen.

14.3 Notices

     14.3.1 Subject to any conflicting provisions of this Certificate, any notice, instruction or other communication in relation to this Certificate shall be in writing delivered by hand, fax, registered post or by courier using an internationally recognized courier company. It shall be effective upon receipt, unless otherwise provided for in this Certificate. Any such notice, instruction or other communication must be in English language and any notices and other communication to Sellers, Issuers, Notary or the Trustee shall be sent to the addresses as shown in Appendix 14.3.1. The Issuers grant hereby each other mutually and irrevocably power of attorney to give and receive all declarations under this Certificate.

     14.3.2 Any above person may change its fax number, address or attention details by giving not less than 5 (five) Banking Days prior written notice to the other persons in accordance with Section 14.3.1.

15   Instructions to the Notary

     All instructions to the Notary included in this Certificate shall be given irrevocably by the Issuers and shall only be amended with the written consent of the Bearer. The Notary is hereby instructed to issue immediately to the Bearer an executed copy of this Certificate.

16   References

     References to Sections are Sections in this Certificate, unless explicitly referred to an Appendix to this Certificate.

17   Complete Certificate Form

     Although this Certificate has been notarized in connection with the conclusion of the SPA, it is agreed that the transfer of the Certificate is unrelated to the SPA and does not require notarial form.

18   Governing Law

     The form and content of Certificate and the rights and duties of the Issuers and the Bearer there under will in all respects be governed by the laws of the Federal Republic of Germany.

19   Jurisdiction

     Venue for all disputes is Munich, Germany.

20   Miscellaneous

     If any of the provisions of this Certificate shall become or be held invalid, ineffective or unenforceable, all other provisions thereof shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall be amended and be replaced by a valid, effective and enforceable provision that accomplishes as far as possible the purpose and intent of the invalid, ineffective and unenforceable provision. The aforesaid shall apply mutatis mutandis to any unintended omission.

               THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS AND, PRIOR TO THE EXPIRATION OF A

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               DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING ONE
               YEAR AFTER THE DATE OF THIS CERTIFICATE), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT.

               UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD REFERRED TO ABOVE, THIS CERTIFICATE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS CERTIFICATE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

               HEDGING TRANSACTIONS INVOLVING THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS

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1    Form/Bearer...............................................................2

2    EBITDA....................................................................2

     2.1  EBITDA Q3/2003.......................................................3

     2.2  EBITDA Q3/2004.......................................................3

     2.3  Principles for the Calculation of EBITDA Q3 / 2004...................3

     2.4  Exceptional Adjustments to EBITDA Q3/2004............................3

     2.5  Reduced EBITDA Q3/2004...............................................5

3    Certificate Claims........................................................6

     3.1  For the purpose of this Certificate..................................6

     3.2  Certificate Claim....................................................7

     3.3  Reduced Certificate Claim............................................7

     3.4  Remaining Certificate Claim..........................................7

     3.5  Embodied Claims......................................................7

4    Procedure for Determining Certificate Claims..............................7

     4.1  Determination of Preliminary Certificate Claims......................7

     4.2  Determination of Final Certificate Claims...........................10

5    Payments under this Certificate..........................................12

     5.1  Certificate Due Date................................................12

     5.2  Interest............................................................12

     5.3  Payment of Preliminary Certificate Claims...........................12

     5.4  Payment of Preliminary Certificate Claims by way
             of Transferring Election Shares..................................13

     5.5  Payment of the Shortfall............................................14

     5.6  Payment of Certificate Excess not held in Notary
             Account Certificate I............................................14

6    Method of Payment........................................................15

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     6.1  Advance Payment Notice..............................................15

     6.2  Presentation of Certificate/Payment Confirmations...................15

     6.3  Bearer's Account / Delivery of Election Shares......................17

     6.4  Notary's Accounts / Delivery of Election Shares.....................17

     6.5  Cash or Share Transfers to the Issuers' Account.....................18

7    Release from the Notary Accounts.........................................18

     7.1  Release from the Notary Account Certificate I.......................18

     7.2  Release from the Notary Account Certificate II......................19

     7.3  Positive Escrow Balance.............................................19

8    Procedure for Determining Base EBITDA and Compound EBITDA................19

     8.1  Sellers Base EBITDA and Compound EBITDA Notification................19

     8.2  Agreement between Bearer and the Issuers............................20

     8.3  Expert Decisions....................................................20

9    Default in Payment.......................................................20

10   Transfer of Certificate; Bearer Notice...................................21

11   Status of Certificate....................................................21

12   Ownership................................................................21

13   Costs....................................................................21

14   Communication............................................................21

     14.1 Information / Copies................................................21

     14.2 Trustee.............................................................21

     14.3 Notices.............................................................21

15   Instructions to the Notary...............................................22

16   References...............................................................22

17   Complete Certificate Form................................................22

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18   Governing Law............................................................22

19   Jurisdiction.............................................................22

20   Miscellaneous............................................................22